Exhibit 3.17

JOINDER AND AMENDMENT AGREEMENT

THIS JOINDER AND AMENDMENT AGREEMENT (the “Joinder and Amendment Agreement”), is made and entered into by and among Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”), Tesoro Refining and Marketing Company, a Delaware corporation (“TRMC”), and Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”), to be effective as of April 26, 2011 (the “Effective Date”).

RECITALS

WHEREAS, the Operating Company was formed on November 22, 2010;

WHEREAS, TRMC, as the sole member of the Operating Company, entered into the Limited Liability Company Agreement of the Operating Company dated as of December 2, 2010 (the “LLC Agreement”);

WHEREAS, effective as of April 26, 2011, TRMC transferred its interest in the Operating Company to the Partnership; and

WHEREAS, TRMC and the Partnership now desire to amend the LLC Agreement to replace TRMC with the Partnership as the member as of the Effective Date.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained in the LLC Agreement and the Joinder and Amendment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Joinder. By executing and delivering the Joinder and Amendment Agreement, the Partnership hereby agrees, as of the Effective Date, that it (a) became a party to the LLC Agreement, (b) became bound by the terms and conditions thereof, and (c) received the benefits of the LLC Agreement. The Partnership agrees that it has and shall continue to have all rights and obligations of a member under the LLC Agreement. The Partnership represents and warrants that it has been furnished with a copy of the LLC Agreement and has thoroughly read and understands the same and all implications thereof.

Section 2. Amendments to LLC Agreement.

(a) The LLC Agreement is hereby amended so that each and every reference in the LLC Agreement to “Initial Member” is replaced with “Member.”

(b) The Preamble of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“This Limited Liability Company Agreement (this “Agreement”) of TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company (the “Company”), effective as of December 2, 2010, as amended as of April 26, 2011, is entered into by and between the Company and Tesoro Logistics LP, a Delaware limited partnership, the Company’s sole member (the “Member”).”

(c) Section 1.2 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Required Filings. The Certificate of Formation was filed with the Delaware Secretary of State on November 22, 2010. The Member is hereby designated as the “authorized person” within the meaning of the Act. To the extent any provision of this Agreement conflicts with any provision of the Certificate of Formation, the provisions of the Certificate of Formation govern.”

Section 3. Amendment to Exhibit B of the LLC Agreement. Exhibit B of the LLC Agreement is hereby amended and restated in its entirety to read as set forth in Annex A to the Joinder and Amendment Agreement.

Section 4. Limited Amendment. Except as expressly set forth herein, the Joinder and Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties hereto under the LLC Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the LLC Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 5. Governing Law, Construction. The Joinder and Amendment Agreement is governed by and shall be construed in accordance with the Law of the State of Delaware. In the event of a direct conflict between the provisions of the Joinder and Amendment Agreement and any mandatory, non-waivable provision of the Act as such term is defined in the LLC Agreement, such provision of the Act shall control.

Section 6. Capitalized Terms. Capitalized terms not otherwise defined in the Joinder and Amendment Agreement have the meanings set forth in the LLC Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Joinder and Amendment Agreement as of this                      day of March, 2012.

THE OPERATING COMPANY	TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company

	By:	/s/ Charles S. Parrish
Name: Charles S. Parrish
Title: Vice President, General Counsel and Secretary

TRMC:	TESORO REFINING AND MARKETING COMPANY, a Delaware corporation

	By:	/s/ Charles S. Parrish
Name: Charles S. Parrish
Title: Executive Vice President and Secretary

PARTNERSHIP:	TESORO LOGISTICS LP, a Delaware limited partnership

	By:	Tesoro Logistics GP, LLC, its General Partner

	By:	/s/ Charles S. Parrish
Name: Charles S. Parrish
Title: Vice President, General Counsel and Secretary

ANNEX A

EXHIBIT B

The Company

THE COMPANY	ADDRESS FOR NOTICE PURPOSES
Tesoro Logistics Operations LLC	19100 Ridgewood Parkway San Antonio TX 78259 (210) 626-6000 (phone) (210) 745-4441 (facsimile)

Member

MEMBER	ADDRESS FOR NOTICE PURPOSES	CAPITAL CONTRIBUTION	MEMBERSHIP INTEREST
Tesoro Logistics LP	19100 Ridgewood Parkway San Antonio TX 78259 (210) 626-6000 (phone) (210) 745-4441 (facsimile)	$1,000	100%

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